UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed on November 17, 2015 in a Current Report on Form 8-K, on November 17, 2015, in accordance with the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 of Motors Liquidation Company and certain of its affiliates as debtors and debtors in possession and the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 and executed by the parties thereto, Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust”), filed a motion (the “Motion”) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking an order (i) authorizing the GUC Trust to reallocate and use distributable cash held by the GUC Trust to fund anticipated fees, costs, and expenses of the GUC Trust, and (ii) extending the duration of the GUC Trust for an additional 12 months, or through and including March 31, 2017.

On December 7, 2015, the Bankruptcy Court entered an order (the “Order”) granting the relief requested in the Motion. A copy of the Order is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Order of the Bankruptcy Court for the Southern District of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 8, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Order of the Bankruptcy Court for the Southern District of New York